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                                                                       EXHIBIT 5


                             Salley Bowes Harwardt
                           Barristers and Solicitors
                      Suite 1750-1185 West Georgia Street
                        Vancouver, B.C., Canada V6E 4E6
                           Telephone: (604) 688-0788
                              Fax: (604) 688-0778
                            E-mail: bowes@sbh.bc.ca



April 7, 2004

Nicholas Financial, Inc.
2454 McMullen Booth Road
Building C
Clearwater, Florida 33759 U.S.A.

Dear Sirs:


We refer to the Registration Statement on Form S-2 (File No. 333-113215),
(the "Registration Statement") as amended, of Nicholas Financial, Inc., a company incorporated under the laws of British Columbia (the "Company"), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, up to 2,760,000 shares of the Company's common stock without par value (the "Shares"). We have examined the Altered Memorandum and Articles of the Company, minutes of applicable meetings of the Board of Directors of the Company, and other records of the Company, together with the applicable certificates of public officials and other documents that we have deemed relevant in rendering this opinion.


Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent of the filing of our opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

This opinion is limited to the laws of the Province of British Columbia, and the federal laws of Canada applicable therein, and we express no opinion with respect to the laws of any other state or jurisdiction. Nothing in this opinion letter shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.

Yours truly,

Salley Bowes Harwardt